EXHIBIT 23.4

Encana Corporation
500 Centre Street S.E.
Calgary, Alberta T2P 2S5

Re:	Registration Statement on Form F-3 (United States Securities and Exchange Commission)

We hereby consent to the use and reference to our name and reports evaluating a portion of Encana Corporation’s petroleum and natural gas reserves as of December 31, 2012, and the information derived from our reports, as described or incorporated by reference in Encana Corporation’s Registration Statement on Form F-3, filed with the United States Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
March 25, 2013